                                                                   Exhibit 99.1


Karin Demler: (615) 263-3005

                       CORRECTIONS CORPORATION OF AMERICA
               ANNOUNCES 2002 FOURTH QUARTER AND YEAR END RESULTS

NASHVILLE, Tenn. -- February 12, 2003 -- Corrections Corporation of America (NYSE: CXW) (the "Company") today announced its operating results for the three month period and year ended December 31, 2002.

For the fourth quarter of 2002, the Company reported net income available to common stockholders of $37.9 million, or $1.14 per diluted share, compared with $25.9 million, or $0.80 per diluted share, for the fourth quarter of 2001. Results for the fourth quarter of 2002 included the following special items:

         - A tax benefit of approximately $30.3 million representing a reduction of the Company's tax valuation allowance arising primarily as a result of 2002 tax deductions based on a cumulative effect of accounting change for tax depreciation to be reported on the Company's 2002 federal income tax return. The change in tax depreciation results in a 2002 tax loss that will enable the Company to obtain a refund of approximately $32.1 million, which the Company expects to receive during the second quarter of 2003; and

         - A charge of $4.0 million for success-based professional fees incurred in connection with the aforementioned tax strategy.

         Results for the fourth quarters of 2002 and 2001 also included:

         - A non-cash charge of $0.6 million, or $0.02 per diluted share, and a non-cash gain of $26.5 million, or $0.74 per diluted share, respectively, related to the accounting for certain derivative instruments in accordance with Statement of Financial Accounting Standards No. 133 ("SFAS 133").

Excluding these transactions, for the quarter ended December 31, 2002, the Company generated net income available to common stockholders of $12.2 million, or $0.40 per diluted share, compared with a net loss available to common stockholders of $0.6 million, or $0.02 per diluted share, for the quarter ended December 31, 2001. The effects of the above items are further illustrated in the following table:


                                                         THREE MONTHS ENDED
                                                             DECEMBER 31,
                                                      -------------------------
                                                        2002             2001
                                                      --------         --------

Net income available to common stockholders           $ 37,876         $ 25,942
Income tax benefit                                     (30,259)              --
Success-based tax professional fees                      4,000               --
Change in fair value of derivative instruments             628          (26,499)
                                                      --------         --------
                                                      $ 12,245         $   (557)
                                                      ========         ========

Per diluted share                                     $   0.40         $  (0.02)
                                                      ========         ========


Consolidated revenues for the fourth quarter of 2002 amounted to $248.4 million, compared with $235.4 million for the fourth quarter of 2001. Consolidated EBITDA for the fourth quarter of 2002 was $45.3 million, which was net of the aforementioned $4.0 million success-based professional fees, compared with $47.3 million for the fourth quarter of 2001. Debt service costs for the quarter, excluding non-cash items,


                                    -More-

CCA 2002 Fourth Quarter and Year End Results
February 12, 2003
Page 2


amounted to approximately $21.7 million during the fourth quarter of 2002, compared with $25.1 million during the fourth quarter of 2001. Average compensated occupancy for continuing operations of the Company for the fourth quarter of 2002 was 91.2%, compared with 87.6% for the comparable prior year period.

Adjusted free cash flow continued to improve, with $23.1 million, or $0.72 per diluted share, generated during the fourth quarter of 2002, compared with $18.3 million, or $0.59 per diluted share, generated during the fourth quarter of 2001, representing a 22% increase in adjusted free cash flow per diluted share. Please refer to the Calculation of Adjusted Free Cash Flow and EBITDA and related information following our financial statements herein.

Commenting on the fourth quarter results, President and CEO, John Ferguson, stated, "The Company was pleased with its results for the quarter. Earnings after special items grew significantly to $0.40 per diluted share compared with a loss of $0.02 per diluted share in the prior year's fourth quarter. In addition to the increase in earnings, EBITDA grew 4% and adjusted free cash flow per share increased 41%, after adjusting for the success-based professional fees."

For the year ended December 31, 2002, the Company reported a net loss available to common stockholders of $28.9 million, or $0.52 per diluted share, compared with net income available to common stockholders of $5.7 million, or $0.23 per diluted share, in 2001. In addition to the fourth quarter items discussed above, results for the year ended December 31, 2002, included the following special items:

         - An extraordinary charge of $36.7 million, or $1.03 per diluted share, associated with the Company's refinancing of its senior indebtedness in May 2002;

         - A non-cash charge of $80.3 million, or $2.26 per diluted share, for the cumulative effect of a change in accounting for goodwill in accordance with Statement of Financial Accounting Standards No. 142 ("SFAS 142"); and

         - An additional cash income tax benefit of $32.2 million, or $0.91 per diluted share, resulting from an income tax change that was signed into law in March 2002, which enabled the Company to utilize net operating losses incurred during 2001 to offset taxable income generated in 1997 and 1996 to obtain a refund of approximately $32.2 million during April 2002.

Results for the year ended December 31, 2002 and 2001 also included:

         - Non-cash gains of $2.2 million, or $0.06 per diluted share, for the year ended December 31, 2002, and $14.6 million, or $0.60 per diluted share, for the year ended December 31, 2001, related to the accounting for certain derivative instruments in accordance with SFAS 133.

Excluding these transactions, for the year ended December 31, 2002, the Company generated net income available to common stockholders of $27.4 million, or $0.92 per diluted share, compared with a net loss available to common stockholders of $8.9 million, or $0.36 per diluted share, for the year ended December 31, 2001. The effects of the above items are further illustrated in the following table:


                                    -More-

CCA 2002 Fourth Quarter and Year End Results
February 12, 2003
Page 3


                                                             TWELVE MONTHS ENDED
                                                                 DECEMBER 31,
                                                          -------------------------
                                                            2002             2001
                                                          --------         --------

Net income (loss) available to common stockholders        $(28,875)        $  5,670
Income tax benefit                                         (62,483)              --
Success-based tax professional fees                          4,000               --
Change in fair value of derivative instruments              (2,206)         (14,554)
Extraordinary charge                                        36,670               --
Cumulative effect of accounting change                      80,276               --
                                                          --------         --------
                                                          $ 27,382         $ (8,884)
                                                          ========         ========

Per diluted share                                         $   0.92         $  (0.36)
                                                          ========         ========


For the year ended December 31, 2002, revenues increased to $962.8 million compared with $936.4 million for the year ended December 31, 2001. Consolidated EBITDA, after adding back the success-based professional fees, declined slightly to $189.1 million from $192.7, while adjusted free cash flow per share, also adjusted for the non-recurring item, increased significantly to $2.80 from $2.33 in 2001, an increase of approximately 20.2%. Average compensated occupancy for continuing operations of the Company for the year ended December 31, 2002, increased slightly to 89.6% from 88.4% in 2001, while operating margins remained at 22.9%.

Commenting on the annual results, Mr. Ferguson stated, "Although revenues and EBITDA remained essentially flat year over year, the Company did make significant progress on many fronts during 2002. We have consistently stated that earnings growth would result from a combination of occupancy driven revenue increases, improving operating margins and the rationalization of our capital structure." Ferguson continued, "During 2002 we executed several significant contracts, the economic effects of which will not be realized until 2003 and beyond. We also stabilized operating margins and began several initiatives which should lead to margin improvement over the next several years. Finally, we completed a significant refinancing during 2002, which combined with a favorable interest rate environment, drove substantial earnings and cash flow growth. The improvements in our capital structure were also recognized by both major ratings agencies through upgrades of our debt ratings in 2002."

OPERATIONS UPDATE

For the quarters ended December 31, 2002 and 2001, key operating statistics for the continuing operations of the Company were as follows:


                                                   THREE MONTHS ENDED DECEMBER 31,
                                                  ---------------------------------
            Metric                                   2002                   2001
                                                  -----------           -----------

Average Available Beds                                 58,206                58,708
Average Compensated Occupancy                            91.2%                 87.6%
Total Compensated Man-Days                          4,885,806             4,732,474

Revenue per Compensated Man-Day                   $     49.85           $     48.76
Operating Expense per Compensated Man-Day:
   Fixed                                                27.40                 27.68
   Variable                                             10.60                  9.88
                                                  -----------           -----------
   Total                                          $     38.00           $     37.56
                                                  -----------           -----------

Operating Margin per Compensated Man-Day          $     11.85           $     11.20
Operating Margin                                         23.8%                 23.0%


                                    -More-

CCA 2002 Fourth Quarter and Year End Results
February 12, 2003
Page 4


Operating margins increased to $11.85 per compensated man-day in the fourth quarter of 2002 from $11.20 per compensated man-day in the prior year, while the operating margin ratio improved to 23.8% from 23.0% for the same period in the prior year. Revenue per compensated man-day increased to $49.85 during the fourth quarter of 2002, representing the seventh consecutive quarterly increase. EBITDA from continuing operations, exclusive of the aforementioned success-based professional fees and discontinued operations, increased from $44.5 million for the fourth quarter of 2001 to $49.4 million during the fourth quarter of 2002.

PURCHASE OF CROWLEY COUNTY CORRECTIONAL FACILITY

On January 17, 2003, the Company purchased the Crowley County Correctional Facility, a 1,200-bed medium security adult male prison facility located in Olney Springs, Crowley County, Colorado, for a cash purchase price of approximately $47.5 million. The Company financed the purchase price through $30.0 million in borrowings under its senior bank credit facility pursuant to an expansion of its existing $565.0 million term loan B facility, with the balance of the purchase price satisfied with cash on hand. Upon purchase of the Crowley facility the Company owns and operates four Colorado facilities consisting of approximately 3,400 beds.

TAX SETTLEMENT

On October 28, 2002, the Company announced that it entered into a definitive settlement agreement with the IRS in connection with the previously disclosed IRS audit of the Company's predecessor's 1997 federal income tax return. Under the terms of the settlement, in consideration for the IRS's final determinations with respect to the 1997 tax year, during the fourth quarter the Company paid $52.2 million to satisfy federal and state taxes and interest. Pursuant to the terms of the settlement, the IRS audit adjustments agreed to for the 1997 tax year will not trigger any additional distribution requirements by the Company in order to preserve its status as a real estate investment trust for federal income tax purposes for 1999.

ACCOUNTS RECEIVABLE FROM PUERTO RICO

At December 31, 2002, accounts receivable included approximately $13.8 million from the Commonwealth of Puerto Rico, classified as current assets of discontinued operations due to the termination of the Company's contracts to manage three facilities in the Commonwealth of Puerto Rico during the second and third quarters of 2002. Subsequent to year end, the Company entered into an agreement with the Commonwealth of Puerto Rico regarding the payment and resolution of the balance of the receivable. The agreement specifies payment dates for $11.3 million, of which $4.7 million has been collected, with the balance to be paid upon reconciliation of invoices presented. The Company currently expects to collect the balance of the receivable and, therefore, no allowance for doubtful accounts has been established for the accounts receivable balance. However, no assurance can be given as to the timing and ultimate collectibility of the remaining amounts due.

CONTRACT UPDATE

On December 13, 2002, the State of Florida notified the Company of its intention to terminate the Company's contract to manage the 96-bed Okeechobee Juvenile Offender Correctional Center upon the expiration of a short-term extension to the existing management contract, which expired in December 2002. This termination is not expected to have a material effect on the Company's financial statements. For the year ended December 31, 2002 this facility generated approximately $0.8 million in EBITDA.


                                    -More-

CCA 2002 Fourth Quarter and Year End Results
February 12, 2003
Page 5


The Company received notice on June 28, 2002 from the Mississippi Department of Corrections terminating the Company's contract to manage the 1,016-bed Delta Correctional Facility due to non-appropriation of funds. The Delta Correctional Facility was closed by the State of Mississippi on October 6, 2002. The State of Mississippi has agreed to expand the Company's management contract at the Wilkinson County Correctional Facility to accommodate an additional 100 inmates.

On May 30, 2002, the Company announced a contract award from the Federal Bureau of Prisons (the "BOP"), to house 1,524 federal detainees at the Company's McRae Correctional Facility located in McRae, Georgia. The initial term of the contract is for three years and includes seven one-year renewal options. The contract with the BOP guarantees at least 95% occupancy on a take-or-pay basis, and the Company began receiving inmates under the contract on December 1, 2002.

On October 28, 2002, the Company announced a lease of its Whiteville, Tennessee facility to Hardeman County, Tennessee, which has contracted with the State of Tennessee to manage up to 1,536 inmates. The Company has contracted with Hardeman County to manage the inmates housed in the Whiteville facility. The Company currently manages approximately 775 Tennessee inmates in the Whiteville facility as a result of this contract.

Commenting on the fourth quarter business development activities, John Ferguson stated, "The Company completed an active fourth quarter in which we began receiving inmates under new contracts at both our Whiteville, Tennessee facility and our McRae, Georgia facility. During the quarter, we entered into a contract to purchase the Crowley prison facility in Colorado, which we closed in January 2003. This acquisition adds 1,200 new beds to our inventory in a state where projections call for significant inmate growth over the next several years."

Ferguson continued, "The McRae, Whiteville, and Crowley transactions, none of which had a material impact on our 2002 results, should favorably impact our earnings in 2003. Looking forward, we believe the environment for private prison operators continues to be favorable. We believe that existing prison overcrowding, combined with the budget difficulties facing many of our customers, should lead to greater demand for our services over the coming years."

INCOME TAXES

Statement of Financial Accounting Standards No. 109 ("SFAS 109") requires the Company to provide a valuation allowance to reserve its deferred tax assets until such time as the Company demonstrates a history and reasonable likelihood of generating future taxable income. Removal of the valuation allowance, which totaled $111.0 million at December 31, 2002, in whole or in part would result in a non-cash income tax benefit. Based upon the requirements of SFAS 109 and the Company's recent history of taxable losses, the Company does not expect to remove the valuation allowance prior to the fourth quarter of 2003 or report a recurring provision for income tax expense during 2003.

BUSINESS OUTLOOK

The Company is providing initial EBITDA guidance for the first quarter and full year 2003 stating that for the full year, the Company expects EBITDA to increase to a range of between $206 and $210 million. For the first quarter, the Company expects EBITDA to be in the range of $49 to $51 million.


                                    -More-

CCA 2002 Fourth Quarter and Year End Results
February 12, 2003
Page 6


SUPPLEMENTAL FINANCIAL INFORMATION

On or about the date the Company furnishes its quarterly and annual earnings announcements with the Securities and Exchange Commission, the Company makes available on its website supplemental financial information and other data. This information is as of the date or period indicated (or as of the date posted, as the case may be), and the Company does not undertake any obligation, and disclaims any duty, to update any of this information. You may access this information on the Company's website at www.correctionscorp.com.

WEBCAST TODAY

The Company will host a webcast conference call today at 2:00 p.m. Central Time to discuss its fourth quarter and year-end results. To listen to this discussion, please access the Investor Section at www.correctionscorp.com. A replay will be available on February 12, 2003 at 4:00 p.m. Central Time through 5:00 p.m Central Time on February 19, 2003 at the Company website, or by dialing 1-888-203-1112, pass code 446176.

ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. The Company currently operates 61 facilities, including 38 company-owned facilities, with a total design capacity of approximately 60,000 beds in 21 states and the District of Columbia. The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) the growth in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of new prison facilities; and (iii) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

                                    -More-

CCA 2002 Fourth Quarter and Year End Results
February 12, 2003
Page 7


              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                        December 31,
                                                                                              -------------------------------
                               ASSETS                                                            2002                2001
----------------------------------------------------------------------                        -----------         -----------

Cash and cash equivalents                                                                     $    65,406         $    46,307
Restricted cash                                                                                     7,363              12,537
Accounts receivable, net of allowance of $1,344 and $729, respectively                            122,829             128,353
Income tax receivable                                                                              32,499                 568
Prepaid expenses and other current assets                                                          12,435              12,651
Current assets of discontinued operations                                                          13,815              15,915
                                                                                              -----------         -----------
         Total current assets                                                                     254,347             216,331

Property and equipment, net                                                                     1,552,265           1,566,218

Investment in direct financing lease                                                               18,346              18,873
Assets held for sale                                                                                   --              22,312
Goodwill                                                                                           20,902             104,019
Other assets                                                                                       28,211              36,593
Non-current assets of discontinued operations                                                          --               6,934
                                                                                              -----------         -----------

         Total assets                                                                         $ 1,874,071         $ 1,971,280
                                                                                              ===========         ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------

Accounts payable and accrued expenses                                                         $   152,905         $   143,345
Income tax payable                                                                                  3,685               5,772
Distributions payable                                                                               5,330              15,853
Fair value of interest rate swap agreement                                                             --              13,564
Current portion of long-term debt                                                                  23,054             792,009
Current liabilities of discontinued operations                                                        992               6,177
                                                                                              -----------         -----------
         Total current liabilities                                                                185,966             976,720

Long-term debt, net of current portion                                                            932,905             171,591
Deferred tax liabilities                                                                               --              56,511
Other liabilities                                                                                  21,202              19,297
                                                                                              -----------         -----------
         Total liabilities                                                                      1,140,073           1,224,119
                                                                                              -----------         -----------

Commitments and contingencies

Preferred stock - $0.01 par value; 50,000 shares authorized:
   Series A - 4,300 shares issued and outstanding; stated at liquidation preference of
     $25.00 per share                                                                             107,500             107,500
   Series B - 4,408 and 3,948 shares issued and outstanding at December 31, 2002 and
     2001, respectively; stated at liquidation preference of $24.46 per share                     107,831              96,566
Common stock - $0.01 par value; 80,000 shares authorized; 27,986 and 27,921 shares issued and 27,986 and 27,920 shares outstanding at December 31, 2002 and
     2001, respectively                                                                               280                 279
Additional paid-in capital                                                                      1,343,066           1,341,958
Deferred compensation                                                                              (1,604)             (3,153)
Retained deficit                                                                                 (822,111)           (793,236)
Treasury stock, 1 share, at cost, at December 31, 2001                                                 --                (242)
Accumulated other comprehensive loss                                                                 (964)             (2,511)
                                                                                              -----------         -----------

         Total stockholders' equity                                                               733,998             747,161
                                                                                              -----------         -----------

         Total liabilities and stockholders' equity                                           $ 1,874,071         $ 1,971,280
                                                                                              ===========         ===========


                                    -More-

CCA 2002 Fourth Quarter and Year End Results
February 12, 2003
Page 8


              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                   FOR THE THREE MONTHS ENDED        FOR THE TWELVE MONTHS
                                                                          DECEMBER 31,                 ENDED DECEMBER 31,
                                                                   -------------------------       -------------------------
REVENUE:                                                              2002           2001            2002             2001
                                                                   ---------       ---------       ---------       ---------
   Management and other                                            $ 247,437       $ 234,448       $ 959,137       $ 930,635
   Rental                                                                920             937           3,701           5,718
                                                                   ---------       ---------       ---------       ---------
                                                                     248,357         235,385         962,838         936,353
                                                                   ---------       ---------       ---------       ---------
EXPENSES:
   Operating                                                         189,677         181,831         744,074         721,468
   General and administrative                                         13,245           9,103          36,907          34,568
   Depreciation and amortization                                      13,553          13,836          51,878          53,279
                                                                   ---------       ---------       ---------       ---------
                                                                     216,475         204,770         832,859         809,315
                                                                   ---------       ---------       ---------       ---------
OPERATING INCOME                                                      31,882          30,615         129,979         127,038
                                                                   ---------       ---------       ---------       ---------
OTHER (INCOME) EXPENSE:
   Equity in loss of joint venture                                        90              93             153             358
   Interest expense, net                                              18,101          29,000          87,478         126,242
   Change in fair value of derivative instruments                        628         (26,499)         (2,206)        (14,554)
   (Gain) loss on disposal of assets                                      54             (67)            111              74
   Unrealized foreign currency transaction (gain) loss                  (180)             90            (622)            219
                                                                   ---------       ---------       ---------       ---------
                                                                      18,693           2,617          84,914         112,339
                                                                   ---------       ---------       ---------       ---------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES,
  EXTRAORDINARY CHARGE AND CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE                                                              13,189          27,998          45,065          14,699

   Income tax benefit                                                 30,021           1,744          63,284           3,358
                                                                   ---------       ---------       ---------       ---------
INCOME FROM CONTINUING OPERATIONS BEFORE EXTRAORDINARY CHARGE
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          43,210          29,742         108,349          18,057


   Income from discontinued operations, net of taxes                      51           1,309             681           7,637
   Extraordinary charge                                                   --              --         (36,670)             --
   Cumulative effect of accounting change                                 --              --         (80,276)             --
                                                                   ---------       ---------       ---------       ---------
NET INCOME (LOSS)                                                     43,261          31,051          (7,916)         25,694

   Distributions to preferred stockholders                            (5,385)         (5,109)        (20,959)        (20,024)
                                                                   ---------       ---------       ---------       ---------
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                 $  37,876       $  25,942       $ (28,875)      $   5,670
                                                                   =========       =========       =========       =========
BASIC EARNINGS (LOSS) PER SHARE:
   Income (loss) from continuing operations before
     extraordinary charge and cumulative effect of
     accounting change                                             $    1.37       $    1.00       $    3.17       $   (0.08)
   Income from discontinued operations, net of taxes                      --            0.05            0.02            0.31
   Extraordinary charge                                                   --              --           (1.33)             --
   Cumulative effect of accounting change                                 --              --           (2.90)             --
                                                                   ---------       ---------       ---------       ---------
     Net income (loss) available to common stockholders            $    1.37       $    1.05       $   (1.04)      $    0.23
                                                                   =========       =========       =========       =========
DILUTED EARNINGS (LOSS) PER SHARE:
   Income (loss) from continuing operations before
     extraordinary charge and cumulative effect of
     accounting change                                             $    1.14       $    0.76       $    2.75       $   (0.08)
   Income from discontinued operations, net of taxes                      --            0.04            0.02            0.31
   Extraordinary charge                                                   --              --           (1.03)             --
   Cumulative effect of accounting change                                 --              --           (2.26)             --
                                                                   ---------       ---------       ---------       ---------
     Net income (loss) available to common stockholders            $    1.14       $    0.80       $   (0.52)      $    0.23
                                                                   =========       =========       =========       =========


                                    -More-

CCA 2002 Fourth Quarter and Year End Results
February 12, 2003
Page 9


              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                    CALCULATION OF EARNINGS (LOSS) PER SHARE
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                    FOR THE THREE MONTHS      FOR THE TWELVE MONTHS
                                                                     ENDED DECEMBER 31,         ENDED DECEMBER 31,
                                                                    --------------------      -----------------------
                                                                      2002        2001          2002          2001
                                                                    -------      -------      --------       --------

NUMERATOR
BASIC:
   Income (loss) from continuing operations before
     extraordinary charge and cumulative effect of
     accounting change and after preferred stock distributions      $37,825      $24,633      $ 87,390       $ (1,967)
   Income from discontinued operations, net of taxes                     51        1,309           681          7,637
   Extraordinary charge                                                  --           --       (36,670)            --
   Cumulative effect of accounting change                                --           --       (80,276)            --
                                                                    -------      -------      --------       --------
     Net income (loss) available to common stockholders             $37,876      $25,942      $(28,875)      $  5,670
                                                                    =======      =======      ========       ========

DILUTED:

   Income (loss) from continuing operations before
     extraordinary charge and cumulative effect of
     accounting change and after preferred stock distributions      $37,825      $24,633      $ 87,390       $ (1,967)
   Interest expense applicable to convertible notes                   2,641        2,533        10,251             --
                                                                    -------      -------      --------       --------
   Diluted income (loss) from continuing operations
     before extraordinary charge and cumulative effect of
     accounting change and after preferred stock distributions       40,466       27,166        97,641         (1,967)
   Income from discontinued operations, net of taxes                     51        1,309           681          7,637
   Extraordinary charge                                                  --           --       (36,670)            --
   Cumulative effect of accounting change                                --           --       (80,276)            --
                                                                    -------      -------      --------       --------
     Diluted net income (loss) available to common
       stockholders                                                 $40,517      $28,475      $(18,624)      $  5,670
                                                                    =======      =======      ========       ========

DENOMINATOR
BASIC:
   Weighted average common shares outstanding                        27,696       24,802        27,669         24,380
                                                                    =======      =======      ========       ========

DILUTED:
   Weighted average common shares outstanding                        27,696       24,802        27,669         24,380
   Effect of dilutive securities:
     Stock options and warrants                                         629          685           621             --
     Stockholder litigation                                             310        3,068           310             --
     Convertible notes                                                6,733        6,827         6,736             --
     Restricted stock-based compensation                                239          267           238             --
                                                                    -------      -------      --------       --------
   Weighted average shares and assumed conversions                   35,607       35,649        35,574         24,380
                                                                    =======      =======      ========       ========

BASIC EARNINGS (LOSS) PER SHARE:
   Income (loss) from continuing operations before
     extraordinary charge and cumulative effect of
     accounting change                                              $  1.37      $  1.00      $   3.17       $  (0.08)
   Income from discontinued operations, net of taxes                     --         0.05          0.02           0.31
   Extraordinary charge                                                  --           --         (1.33)            --
   Cumulative effect of accounting change                                --           --         (2.90)            --
                                                                    -------      -------      --------       --------
     Net income (loss) available to common stockholders             $  1.37      $  1.05      $  (1.04)      $   0.23
                                                                    =======      =======      ========       ========

DILUTED EARNINGS (LOSS) PER SHARE:
   Income (loss) from continuing operations before
     extraordinary charge and cumulative effect of
     accounting change                                              $  1.14      $  0.76      $   2.75       $  (0.08)
   Income from discontinued operations, net of taxes                     --         0.04          0.02           0.31
   Extraordinary charge                                                  --           --         (1.03)            --
   Cumulative effect of accounting change                                --           --         (2.26)            --
                                                                    -------      -------      --------       --------
     Net income (loss) available to common stockholders             $  1.14      $  0.80      $  (0.52)      $   0.23
                                                                    =======      =======      ========       ========


                                    -More-

CCA 2002 Fourth Quarter and Year End Results
February 12, 2003
Page 10


              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
               CALCULATION OF ADJUSTED FREE CASH FLOW AND EBITDA
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       FOR THE THREE MONTHS         FOR THE TWELVE MONTHS
                                                        ENDED DECEMBER 31,            ENDED DECEMBER 31,
                                                      -----------------------       -----------------------
                                                        2002           2001          2002           2001
                                                      --------       --------       --------       --------

Pre-tax income (loss) available to common
   stockholders                                       $  7,855       $ 24,198       $(92,159)      $  2,312
Extraordinary charge                                        --             --         36,670             --
Cumulative effect of accounting change                      --             --         80,276             --
Income taxes paid                                         (141)          (482)        (4,251)        (3,014)
Depreciation and amortization                           13,553         13,836         51,878         53,279
Depreciation and amortization for discontinued
   operations                                               --            211          2,509            856
Income tax expense for discontinued operations              --          1,401            600          4,494
Amortization of debt costs and other non-cash
   interest                                              1,380          5,988         11,816         23,114
Change in fair value of derivative instruments             628        (26,499)        (2,206)       (14,554)
Series B preferred stock dividend satisfied with
   series B preferred stock                              3,235          2,959         12,359         11,424
Maintenance capital expenditures                        (3,428)        (3,284)       (12,254)        (6,435)
                                                      --------       --------       --------       --------

ADJUSTED FREE CASH FLOW                               $ 23,082       $ 18,328       $ 85,238       $ 71,476
                                                      ========       ========       ========       ========

ADJUSTED FREE CASH FLOW PER SHARE:
   BASIC                                              $   0.83       $   0.74       $   3.08       $   2.93
                                                      ========       ========       ========       ========
   DILUTED                                            $   0.72       $   0.59       $   2.68       $   2.33
                                                      ========       ========       ========       ========



                                                     FOR THE THREE MONTHS          FOR THE TWELVE MONTHS
                                                       ENDED DECEMBER 31,           ENDED DECEMBER 31,
                                                    -----------------------       -------------------------
                                                      2002           2001           2002            2001
                                                    --------       --------       ---------       ---------

Operating income                                    $ 31,882       $ 30,615       $ 129,979       $ 127,038
Depreciation and amortization                         13,553         13,836          51,878          53,279
Discontinued operations, net of taxes                     51          1,309             681           7,637
Depreciation and amortization for discontinued
   operations                                             --            211           2,509             856
Income tax expense for discontinued operations            --          1,401             600           4,494
Interest income for discontinued operations             (220)          (112)           (575)           (602)
Loss on disposal of assets for discontinued
   operations                                             --             --              20              --
                                                    --------       --------       ---------       ---------

EBITDA                                              $ 45,266       $ 47,260       $ 185,092       $ 192,702
                                                    ========       ========       =========       =========

EBITDA and adjusted free cash flow are presented because we believe they are frequently used by securities analysts, investors and other interested parties to evaluate our ability to service debt. However, other companies may calculate EBITDA and adjusted free cash flow differently than we do. EBITDA and adjusted free cash flow are not measures of performance under generally accepted accounting principles ("GAAP") and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with our combined and consolidated financial statements and related notes included in our filings with the Securities and Exchange Commission.


                                     -END-